UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2013

MPLX LP

(Exact name of registrant as specified in its charter)

Delaware	001-35714	45-5010536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 672-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2013, the sole member of MPLX GP LLC, the general partner (the “General Partner”) of MPLX LP (the “Partnership”), increased the size of the board of directors of the General Partner (the “Board”) to nine members and elected Pamela K. M. Beall as a director, with such election to be effective January 1, 2014. As Ms. Beall also serves as an officer of the General Partner, she will not receive compensation for her services as a director. Ms. Beall is also not expected to serve on any standing committees of the Board.

On December 16, 2013, the Board appointed Ms. Beall, age 57, as president of the General Partner, with such appointment to be effective January 1, 2014.

Ms. Beall was appointed vice president, Investor Relations of the General Partner in September 2012. She has also served as vice president, Investor Relations and Government and Public Affairs for Marathon Petroleum Corporation (the “Corporation”), a petroleum refining, marketing and transportation company and the parent of the General Partner, since June 30, 2011.

Ms. Beall began her career with Marathon Oil Company, an international energy company and the former parent of the Corporation, in 1978 as an auditor and held positions within its Corporate Risk and Environmental Affairs and Domestic Funds departments. In 1985, Ms. Beall joined OHM Corporation as director of Finance, and ultimately served as its vice president and treasurer. In 1998, she joined NationsRent, Inc., also serving in the capacity of vice president and treasurer. Ms. Beall rejoined Marathon Oil in 2002, serving in various roles of increasing responsibility in the business development and corporate affairs areas prior to her appointments as organizational vice president, Business Development – Downstream in 2006, and as vice president of Global Procurement in 2007. She was appointed vice president, Products Supply and Optimization of Marathon Petroleum Company LP, a then-subsidiary of Marathon Oil, in June 2010. Ms. Beall also served on the board of directors of System One Services, Inc. from May 1996 until May 1999, and on the board of directors of Boyle Engineering Corporation from August 2006 to March 2008, when the company was acquired by AECOM Technology Corporation.

Ms. Beall served as the 2005/2006 chair for the American Petroleum Institute Envisioned Future Initiative steering committee and the 2007 vice chair for Greater Findlay Inc., a partnership for growth. She is a member of The Ohio Society of CPAs and the board of trustees of The University of Findlay.

Ms. Beall graduated from The University of Findlay with a bachelor’s degree in accounting in 1978. In 1984, she received her master’s degree in business administration from Bowling Green State University.

Ms. Beall’s extensive expertise in finance and accounting, business development, investor relations and procurement, the majority of which expertise has been gained through her work in the energy sector, provides her with valuable insight and an industry perspective that will inform her service as a member of the Board.

The General Partner is an affiliate of the Corporation. As of December 16, 2013, affiliates of the Corporation own 17,056,515 common units and 36,951,515 subordinated units, representing a 71.6 percent limited partner interest in the Partnership. In addition, the General Partner owns 1,508,225 general partner units, representing a 2.0 percent general partner interest in the Partnership, as well as incentive distribution rights. Ms. Beall also serves as an executive officer of the Corporation, presently as vice president, Investor Relations and Government and Public Affairs. Effective January 1, 2014, Ms. Beall will assume responsibilities as the Corporation’s senior vice president, Corporate Planning, Government and Public Affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP By: MPLX GP LLC, its General Partner

Date: December 20, 2013	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary